Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-141458, No. 333-19011, No. 333-71373, No. 333-42276, No. 333-45534, No. 333-73652, and No. 333-89176) and on Form S-3 (No.333-141454, No. 333-141455, No. 333-138023, No. 333-134666, No. 333-130977, No. 333-130423, No. 333-129141, No. 333-128020, No. 333-128019, No. 333-123902, No. 333-119645, No. 333-102244, No. 333-76432, No. 333-69652, No. 333-33612, No. 333-89257, No. 333-84587, No. 333-81311, No. 333-79753, and No. 333-76395) of Microvision, Inc of our report dated March 28, 2007 relating to the financial statements and financial statement schedule of Lumera Corporation, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
March 28, 2007